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                                                                   EXHIBIT 23.01





The Board of Directors
CyberGuard Corporation:

We consent to the sue of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

KPMG Peat Marwick

Miami, Florida
June 4, 1997